SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|                     Filed by a Party other than the
                                                Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement                |_| Confidential, for Use of the
|X| Definitive Proxy Statement                     Commission Only (as permitted
|_| Definitive Additional Materials                by Rule 14a-6(e)(2))
|_| Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                               Glen Burnie Bancorp
                               -------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

     (5) Total fee paid:

________________________________________________________________________________

     |_| Fee paid previously with preliminary materials.

________________________________________________________________________________

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

________________________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     (3) Filing Party:

________________________________________________________________________________
     (4) Date Filed:

________________________________________________________________________________

                        [GLEN BURNIE BANCORP LETTERHEAD]




                                  April 8, 2003



Dear Fellow Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Glen Burnie Bancorp (the "Company") to be held at La Fontaine Bleu, 7514 Ritchie Highway, Glen Burnie, Maryland on Thursday, May 8, 2003. Registration will open at 1:30 p.m. and the meeting will begin promptly at 2:00 p.m.

     We are very pleased with our service to the Anne Arundel County community and the financial community at large. In recent years our primary subsidiary, The Bank of Glen Burnie, has experienced continued growth and outstanding performance. The result has been greater exposure for our company, most notably with the trading of our shares on the Nasdaq SmallCap Market.

     Glen Burnie Bancorp has more than 1.6 million shares outstanding with a market value of approximately $34.4 million. As we continue to grow, we want to ensure that our company is prepared to address ever-changing market conditions. To that end, we are seeking your help to make the Company more responsive to change.

     The accompanying notice and proxy statement describe the formal business to be transacted at the meeting which includes the election of directors and authorization for the Board of Directors to select the Company's auditors for the 2003 fiscal year. Stockholders are also being asked to approve amendments to the Bylaws of the Company. Our Bylaws currently state that approval of more than 80 percent of outstanding shares is required to amend the Bylaws. Through a vote at our upcoming annual meeting, your Board of Directors is asking shareholders to reduce the requirement to 66 2/3 percent. We believe that this number is more reflective of public companies doing business in today's fast-paced environment and would improve the Company's ability to proactively respond to changing market conditions. This two-thirds rule would also ensure that shareholders continue to be the driving and controlling force behind our Company.

     The Board of Directors believes that the proposal to amend the Bylaws is important to the future of the Company and unanimously recommends that stockholders approve the amendments. The proposal to amend the Bylaws will require the approval of 80% of the shares outstanding. Your vote on this proposal is particularly important since an abstention or failure to vote is equivalent to a vote against the proposed amendments to the Bylaws.

     Enclosed with this proxy statement are a proxy card and an Annual Report to Stockholders for the 2002 fiscal year. We ask for your support and encourage you to attend the annual meeting. Directors and officers of the Company will be in attendance along with representatives of Trice Geary & Myers, LLC, our independent auditors, to answer any questions you may have.

     On behalf of the Board of Directors, we urge you to sign, date and return the accompanying proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own. If you plan to attend the meeting, please check the box on the enclosed form of proxy.

     We look forward to seeing you on May 8th.


                                  Sincerely,



                                  John E. Demyan          F. William Kuethe, Jr.
                                  Chairman                President and Chief
                                                          Executive Officer

________________________________________________________________________________
                               GLEN BURNIE BANCORP
                             101 Crain Highway, S.E.
                           Glen Burnie, Maryland 21061
                                 (410) 766-3300
________________________________________________________________________________
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 8, 2003
________________________________________________________________________________

     NOTICE IS HEREBY GIVEN that the 2003 Annual  Meeting of  Stockholders  (the
"Annual Meeting") of Glen Burnie Bancorp (the "Company") will be held at La Fontaine Bleu, 7514 Ritchie Highway, Glen Burnie, Maryland on Thursday, May 8, 2003 at 2:00 p.m., Eastern Time.

     A proxy statement and proxy card for the Annual Meeting accompany this notice.

     The Annual Meeting has been called for the following purposes:

     1.   To elect four directors;

     2. To authorize the Board of Directors to select an outside auditing firm for the 2003 fiscal year;

     3. To approve an amendment to the Bylaws to reduce the stockholder vote required to amend the Bylaws from 80% to 66 2/3% of all votes entitled to be cast; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 31, 2003 are the only stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     You are requested to complete and sign the accompanying proxy card, which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  Dorothy A. Abel
                                  SECRETARY

Glen Burnie, Maryland
April 8, 2003
________________________________________________________________________________

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
________________________________________________________________________________

                                 PROXY STATEMENT
                                       OF
                               GLEN BURNIE BANCORP
                             101 Crain Highway, S.E.
                           Glen Burnie, Maryland 21061

                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 8, 2003


________________________________________________________________________________

                                    GENERAL
________________________________________________________________________________

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Glen Burnie Bancorp (the "Company") to be used at the 2003 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (hereinafter called the "Annual Meeting") which will be held at La Fontaine Bleu, 7514 Ritchie Highway, Glen Burnie, Maryland on Thursday, May 8, 2003 at 2:00 p.m., Eastern Time. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about April 8, 2003.


________________________________________________________________________________

                       VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________________________

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are given, proxies will be voted for the nominees named below and for the other proposals described herein. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Dorothy A. Abel, the Secretary of the Company, at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder's proxy.


________________________________________________________________________________

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
________________________________________________________________________________

     The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $1.00 per share (the "Common Stock"). Stockholders of record as of the close of business on March 31, 2003 (the "Record Date") are entitled to one vote for each share then held. At the Record Date, the Company had 1,677,174 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting. Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by all persons who were known to the Company to beneficially own more than 5% of the Common Stock outstanding at the Record Date.

                                     Amount and Nature     Percent of Shares
      Name and Address                 of Beneficial        Of Common Stock
     of Beneficial Owner                Ownership 1           Outstanding
     -------------------             -----------------     -----------------

John E. Demyan                            62,792                 9.71%
101 Crain Highway, S.E.
Glen Burnie, Maryland  21061

Frederick W. Kuethe, III                  92,228 2               5.50%
377 Swinton Way
Severna Park, Maryland  21032

Eugene P. Nepa                           153,393 3               9.15%
36 Summerhill Trailer Park
Crownsville, Maryland   21032

Charles L. and Ruth G. Hein               98,160 4               5.85%
101 Crain Highway, S.E.
Glen Burnie, Maryland  21061

Marrian K. McCormick                      96,518 5               5.75%
8 Oak Lane
Glen Burnie, Maryland 21061

-----------------------------

1 Rounded to nearest whole share. For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals or group exercise sole voting and investment power over the shares of the Common Stock.

2 Includes 14,096 shares held jointly with his wife, 471 shares held by Mr. Kuethe individually, 3,724 held by Mr. Kuethe for the benefit of a minor child, 214 shares held by Mrs. Kuethe individually, and 3,723 held by Mrs. Kuethe for the benefit of a minor child. Each disclaims beneficial ownership to the shares owned individually by the other. Also includes 70,000 shares held by Mr. Kuethe as one of the trustees for The Kuethe Family Educational Trust.

3    Includes 6,624 shares held individually,  126,870 shares held by the Eugene
     P. Nepa Revocable Trust, and 19,900 shares held in Mr. Nepa's Individual Retirement Account ("IRA").

4    Includes  14,032  shares  held  jointly,   129  shares  held  by  Mr.  Hein
     individually, and 16,369 shares held by Mr. and Mrs. Hein jointly with others. Mrs. Hein disclaims beneficial ownership to the shares owned individually by Mr. Hein. Also includes 33,518 shares held by Mr. Hein jointly with others and 34,112 shares held by Mrs. Hein jointly with others.

5 Includes 3,322 held by Mrs. McCormick individually, 9,138 held by Mrs. McCormick for the benefit of minor children, 14,058 held by Mrs. McCormick jointly with others, and 70,000 held by Mrs. McCormick as one of the trustees for The Kuethe Family Educational Trust.

________________________________________________________________________________

                       PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________________________

     The Board of Directors currently consists of 12 directors. Under the Company's Articles of Incorporation, directors are divided into three classes and elected for terms of three years each and until their successors are elected and qualified. The Board has nominated Shirley E. Boyer, Alan E. Hahn, Charles
L. Hein, and John I. Young for election as directors to serve for terms of three years each and until their successors are elected and qualified. Under Maryland law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present.

     Unless contrary instruction is given, the persons named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominees. If any of the nominees is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that any nominee will be unavailable to serve.

     The following table sets forth, for each nominee and each continuing director, his or her name, age as of the Record Date, the year he or she first became a director of the Company, and the expiration of his or her current term. Each nominee and continuing director is also a member of the Board of Directors of The Bank of Glen Burnie (the "Bank") and GBB Properties, Inc. ("GBB Properties"). There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.


                                              Director        Current Term
             Name                  Age          Since           to Expire
             ----                  ---          -----         ------------
Board Nominees for Term to Expire in 2006

Charles L. Hein                    81           1997              2003
Alan E. Hahn                       67           1997              2003
Shirley E. Boyer                   66           1995              2003
John I. Young                      65           2000              2003

Directors Continuing in Office

F. William Kuethe, Jr.             70           1995              2004
Thomas Clocker                     68           1995              2004
William N. Scherer, Sr.            79           1995              2004
Karen B. Thorwarth                 45           1995              2004
John E. Demyan                     55           1995              2005
Theodore L. Bertier, Jr.           74           1997              2005
F. W. Kuethe, III                  43           1992              2005
Mary Lou Wilcox                    54           1997              2005

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

     John E. Demyan has been Chairman of the Board of the Company, the Bank and GBB Properties since 1995. He previously served as a director of the Company and the Bank from 1990 through 1994. He completed the Maryland Banking School in 1994. He is the owner and manager of commercial and residential properties in northern Anne Arundel County, Maryland. Mr. Demyan is also a commercial multi-engine pilot and flight instructor. He is an active volunteer with Angel Flight Mid-Atlantic, an organization that provides free air transportation for medical treatments to individuals who have exhausted their resources as a result of their medical condition.

     Theodore L. Bertier, Jr. retired as manager of the design and drafting department of Westinghouse Electric Corp. in 1993. He has more than 40 years of business and financial management experience. He served as a director of the Bank from 1970 through 1995. Mr. Bertier was a member of the Maryland General Assembly from 1962 to 1970 where he served as both a delegate and a senator.

     Frederick W. Kuethe, III has been a Vice President of the Company since 1995 and a director of the Bank since 1988. In addition to his active participation on the board, he also works in software design and systems integration at Northrop Grumman Corp. (formerly Westinghouse Electric Corporation). He is a graduate of the Maryland Banking School. Frederick W. Kuethe, III is the son of F. William Kuethe, Jr.

     Mary Lipin Wilcox is a teacher at Belle Grove Elementary School in Brooklyn Park, Maryland. She is an active member of her church, the teacher's association and the community and has served on the Glen Burnie Improvement Association's Carnival Banking Committee for over 35 years as well as on other Carnival committees.

     Charles L. Hein is a Glen Burnie native. He has dedicated nearly 40 years to the Episcopal Church, serving as Pastor of the St. Thomas Episcopal Church in Towson, Maryland until his retirement in 1989. During his tenure, he served on the Vestry (the parish governing body) as President and is currently the Supply Clergyman at the Church of the Ascension in Scarboro, Maryland. He is also a purchaser and restorer of residential properties and mortgagee of residential properties in Baltimore County.

     Alan E. Hahn has 10 years of experience managing electronic data in the banking industry along with planning, administering and evaluating data systems. He served 20 years with the United States Air Force before retiring and continuing his work in information systems. He currently serves as Chairman of the Bank's Data Processing Committee. Mr. Hahn is the owner/manager of various residential properties in Anne Arundel County, Maryland.

     Shirley E. Boyer is the owner/manager of a large number of residential properties in Anne Arundel County, Maryland. She has 13 years experience in the local banking industry where she was given progressive responsibilities, holding positions from Teller to Assistant Branch Manager.

     John I. Young serves as Executive Vice President and Chief Operating Officer of the Bank, a position to which he was appointed in December 1999 after joining the Bank as Senior Vice President in March 1999. Prior to joining the Bank, he had been president of Young-Harris, Inc., a financial industry consulting company since 1980. He is a member of several banking professional organizations including the Independent Community Bankers Association and the Maryland Bankers Association.

     F. William Kuethe, Jr. has served as President and Chief Executive Officer of the Company and the Bank since 1995. He also served as a director of the Bank from 1960 through 1989. He was formerly President of Glen Burnie Mutual Savings Bank from 1960 through 1995. Mr. Kuethe, a former licensed appraiser and real estate broker, has banking experience at all levels. F. William Kuethe, Jr. is the father of Frederick W. Kuethe, III.

     Thomas Clocker has been the owner/operator of Angel's Food Market in Pasadena, Maryland since 1960. He served on the Mid-Atlantic Food Association's board of directors for nine years and is a founding member of the Pasadena Business Association. Mr. Clocker is actively involved in the community as a supporter of local schools, athletic associations and scouting groups.

     William N. Scherer, Sr. has been a member of the local business community since 1952 when he owned and operated an accounting and tax business. After graduating from law school in 1962, he opened a law practice in Glen Burnie. He currently specializes in wills and estates. He has also operated Scherer's Market in Jessup, Maryland since 1960. Mr. Scherer is chairman of the Audit Committee. Mr. Scherer is past director of the Chartwell Golf and Country Club and past director of the Mariner Sands Chapel.

     Karen B. Thorwarth is a Certified Insurance Counselor and a licensed agent. She has 24 years of experience including commercial property and casualty insurance, marketing, and underwriting of commercial boat and pleasure yacht insurance.

Meetings and Committees of the Board of Directors

     The Board of Directors holds regular monthly meetings and special meetings as needed. During the year ended December 31, 2002, the Board of Directors met 13 times. Other than Theodore L. Bertier, Jr., no director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company or the Bank held during 2002 and the total number of meetings held by all committees on which the director served during such year.

     The Bank's Audit Committee acts as the audit committee for the Company and currently consists of Directors William N. Scherer, Sr., Shirley E. Boyer, Karen
B. Thorwarth, Alan E. Hahn and Thomas Clocker. The Audit Committee monitors internal accounting controls, meets with the Bank's Internal Auditor to review internal audit findings, recommends independent auditors for appointment by the Board, and meets with the Company's independent auditors regarding these internal controls to assure full disclosure of the Company's financial condition. During the year ended December 31, 2002, the Audit Committee met 18 times.

     The Bank's Employee Compensation and Benefits Committee acts as the compensation committee for the Company and is composed of Directors Shirley E. Boyer, F. William Kuethe, Jr., John E. Demyan, Theodore L. Bertier, Jr., William
N. Scherer, Sr., John I. Young, Frederick W. Kuethe, III, Thomas Clocker and Alan E. Hahn. The purpose of the Compensation Committee is to evaluate and ascertain the appropriateness of compensation levels pertaining to the officers of the Bank. This Committee met three times during 2002.

     The Company's full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees, nor established any procedures for this purpose. The Board of Directors held one meeting during 2003 in order to make nominations for directors.

Director Compensation

     Director's Fees. Currently, all directors are paid a fee of $800 for each combined regular or special meeting of the Company and the Bank attended, with fees paid for one excused absence. In addition to the foregoing director's fees, Mr. Demyan is compensated at the rate of $25,000 per annum for the additional responsibilities of serving as the Chairman of the Board. Directors (other than F. William Kuethe, Jr. and John I. Young who receive no fees for committee meetings) are paid an additional fee of $125 for each committee meeting attended with fees paid for up to two excused absences. The Chairman of each Committee is paid $150 for each committee meeting attended.

     Executive and Director Deferred Compensation Plan. The Bank's Board of Directors has adopted The Bank of Glen Burnie Executive and Director Deferred Compensation Plan pursuant to which participating directors may elect to defer all or a portion of their fees on a pre-tax basis. Deferred fees are held in a trust account and invested as directed by the participant. Participants are fully vested in their accounts at all times and may elect to have their accounts paid out in a lump sum or in equal installments over a period of five, ten or fifteen years beginning on a date no earlier than three years after the initial deferral election. Upon a participant's death, any amounts remaining in their account will be paid to their beneficiaries.

     Director Health Plan. All directors have the right to participate in the Bank's health insurance plan. Under the terms of the plan, the Bank pays 80% of the premiums for participating directors and their spouses. For the 2002 calendar year, Thomas Clocker, Karen B. Thorwarth and Shirley E. Boyer participated in the plan, and the Company paid $2,351, $8,441 and $4,702 of the premiums, respectively.

________________________________________________________________________________

                       SECURITIES OWNERSHIP OF MANAGEMENT
________________________________________________________________________________

     The following table sets forth information with respect to the beneficial ownership of the shares of Common Stock as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group.

                                    Amount And Nature of     Percent of
             Name                 Beneficial Ownership (1)      Class
             ----                 ------------------------   ----------

F. William Kuethe, Jr.                   24,158 (2)             1.44%
Thomas Clocker                            6,689 (3)             0.40%
William N. Scherer, Sr.                   8,939 (4)             0.53%
Karen B. Thorwarth                        1,293                 0.08%
John E. Demyan                          162,792                 9.71%
Theodore L. Bertier, Jr.                 15,609 (5)             0.93%
F. W. Kuethe, III                        92,228 (6)             5.50%
Mary Lou Wilcox                           1,187                 0.07%
Charles L. Hein                          98,160 (7)             5.85%
Alan E. Hahn                             11,781 (8)             0.70%
Shirley E. Boyer                         12,013 (9)             0.72%
John I. Young                             6,105 (10)            0.36%
All  directors,   nominees  and
executive  officers  as a group
(14 persons) (1)-(10)                   442,645                26.39%
-----------------------------

(1) Rounded to nearest whole share. For the definition of "beneficial ownership," see footnote (1) to the table in the section entitled "Voting Securities and Principal Holders Thereof." Unless otherwise noted, ownership is direct and the named individual has sole voting and investment power.

(2) Includes 15,000 held by The Kuethe Family Trust, of which he and his spouse are trustees.

(3)  Includes 5,338 shares as to which he shares voting and investment power.

(4)  Includes 8,250 shares as to which he shares voting and investment power.

(5) Includes 733 shares held for the benefit of a minor child, 333 shares beneficially owned by his spouse as to which he disclaims beneficial ownership, 633 shares held by his spouse for the benefit of a minor child, 633 shares held jointly by his spouse and child, and 50 shares beneficially owned by one of his children.

(6) See footnote (2) to the table in the section entitled "Voting Securities and Principal Holders Thereof".

(7) See footnote (4) to the table in the section entitled "Voting Securities and Principal Holders Thereof".

(8) Includes 5,310 shares to which he shares voting and investment power and 6,103 shares held in his IRA.

(9)  Includes 10,879 shares as to which she shares voting and investment power.

(10) Includes 5,937 shares as to which he shares voting and investment power.

________________________________________________________________________________

                             EXECUTIVE COMPENSATION
________________________________________________________________________________

     Summary Compensation Table. The following table sets forth information regarding the cash and noncash compensation awarded to or earned during the past three fiscal years by the Company's Chief Executive Officer and by each executive officer whose salary and bonus earned in fiscal year 2002 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries.

                                                                      Annual Compensation
                                                            ------------------------------------
       Name and                                                     Other Annual     All Other
  Principal Position            Year         Salary         Bonus   Compensation    Compensation
  ------------------            ----         ------         -----   ------------    ------------

F. William Kuethe, Jr.          2002        $31,923       $17,000       $ --         $19,613 (1)
  President and Chief           2001         30,000        15,000         --         $13,064 (1)
  Executive Officer             2000         34,348        12,000         --          11,817 (1)

John I. Young                   2002       $125,096       $17,000       $ --         $31,379 (2)
 Executive Vice President       2001        109,192        10,000         --         $16,040 (2)
 And Chief operating Office     2000         92,750         7,000         --         $12,338 (2)

-----------------------------

(1) Mr. Kuethe's "Other Compensation" for 2002 consisted of $10,400 in directors' fees, $3,012 in Company contributions to the defined contribution portion of the Company's profit sharing plan, $5,276 in Company discretionary contributions to its profit sharing plan, and $925 representing the dollar value to Mr. Kuethe of the premiums on a term life insurance policy for his benefit; for 2001consisted of $9,600 in directors' fees, $2,765 in Company contributions to its defined contribution pension plan on his behalf, and $699 representing the dollar value to Mr. Kuethe of the premiums on a term life insurance policy for his benefit; and for 2000 consisted of $8,400 in directors' fees, $2,770 in Company contributions to its defined contribution pension plan on his behalf, and $647 representing the dollar value to Mr. Kuethe of the premiums on a term life insurance policy for his benefit.

(2) Mr. Young's "Other Compensation" for 2002 consisted of $10,400 in directors' fees, $7,625 in Company contributions to the defined contribution portion of the Company's profit sharing plan, and $13,354 in Company discretionary contributions to its profit sharing plan; for 2001 consisted of $9,600 in directors' fees and $6,440 in Company contributions to its defined contribution pension plan on his behalf; and for 2000 consisted of $7,000 in directors' fees and $5,338 in Company contributions to its defined contribution pension plan on his behalf.

 Change in Control Severance Plan

     In August 2001, the Board of Directors of the Company and the Bank approved amendments to the Company's and the Bank's Change-in-Control Severance Plan, to include the named executive officers in the Plan's coverage. Under the terms of the Plan, in the event the executive voluntarily terminates his employment within two years following a change in control, or in the event the Executive's employment is terminated by the Bank (or its successor) for any reason, other than cause, within two years following a change in control, the executive is entitled to receive an amount equal to the aggregate present value of 2.99 times the executive's average annual taxable compensation from the Bank and the Company for the prior five complete years (or the number of years during which the executive was employed by the Bank, if less). The payment will be made either in a lump sum or in installments, at the option of the executive.

Transactions with Management

     All currently outstanding loans to directors and executive officers were made in the ordinary course of business of the Bank and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

________________________________________________________________________________

                          REPORT OF THE AUDIT COMMITTEE
________________________________________________________________________________

     The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

     The Audit Committee has discussed with Trice Geary & Myers LLC, the independent auditors for the Company for 2002, the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year 2002 for filing with the Securities and Exchange Commission.

     Each member of the Audit Committee is independent, as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (NASD).

     The Board of Directors of the Company has adopted a written charter for the Audit Committee.

                                             THE AUDIT COMMITTEE
                                             William N. Scherer, Sr., Chairman
                                             Shirley E. Boyer
                                             Thomas Clocker
                                             Alan E. Hahn
                                             Karen B. Thorwarth


________________________________________________________________________________

            PROPOSAL II -- AUTHORIZATION FOR APPOINTMENT OF AUDITORS
________________________________________________________________________________

Selection of Auditors

     Trice Geary & Myers LLC, which was the Company's independent auditing firm for the 2002 fiscal year, is expected to be retained by the Board of Directors to be the Company's independent auditors for the 2003 fiscal year. A representative of Trice Geary & Myers LLC is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires. The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors to select an outside auditing firm for the ensuing year.

Disclosure of Independent Auditor Fees

     The following is a description of the fees billed to the Company by Trice Geary & Myers LLC during the years ended December 31, 2001 and 2002:

     Audit Fees. Audit fees include fees paid by the Company to Trice Geary & Myers LLC in connection with the annual audit of the Company's consolidated financial statements, and review of the Company's interim financial statements. Audit fees also include fees for services performed by Trice Geary & Myers LLC that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include consents related to SEC and other regulatory filings. The aggregate fees billed to the Company by Trice Geary & Myers LLC for audit services rendered to the Company for the years ended December 31, 2001 and December 31, 2002 totaled $81,839 and $81,489, respectively.

     Audit Related Fees. Audit related services include due diligence services related to mergers and acquisitions, accounting consultations, internal control reviews, and employee benefit plan audits. The aggregate fees billed to the Company by Trice Geary & Myers LLC for audit related services rendered to the Company for the years ended December 31, 2001 and December 31, 2002 totaled $19,420 and $19,529, respectively.

     Tax Fees. Tax fees include corporate tax compliance, counsel and advisory services. The aggregate fees billed to the Company by Trice Geary & Myers LLC for the tax related services rendered to the Company for the years ended December 31, 2001 and December 31, 2002 totaled $2,420 and $10,645, respectively.

     Financial Information Systems Design and Implementation Fees. The Company did not engage Trice Geary & Myers LLC to provide advice to the Company regarding financial information systems design and implementation during the years ended December 31, 2001 and December 31, 2002.

     All Other Fees. The aggregate fees billed to the Company by Trice Geary & Myers LLC for all other services rendered to the Company for matters such as general consulting services and reviews of the Bank's information technology regulatory compliance for the years ended December 31, 2001 and December 31, 2002 totaled $26,809 and $11,012, respectively.

Approval of Independent Auditor Services and Fees

     The Company's Audit Committee reviews all fees charged by the Company's independent auditors, and actively monitors the relationship between audit and non-audit services provided. Effective January 1, 2003, the Audit Committee must pre-approve all services provided by the Company's independent auditors and fees charged. The Audit Committee has further mandated that all independent auditor services strictly adhere to the limitations contained within the SEC's release, "Strengthening the Commission's Requirements Regarding Auditor Independence," which was issued in final form in January 2003. The release restricts engagement of the independent auditors to perform non-audit services; requires Audit Committee pre-approval of all audit and non-audit services; addresses the duration of time certain independent auditor partners can serve on the audit engagement and the manner of the partners' compensation; restricts employment by the Company of senior engagement team personnel; requires the independent auditor to report certain matters to the Audit Committee; and requires certain disclosures to investors of information related to the nature of audit and non-audit services provided and associated fees. The Company's senior corporate financial management administers these requirements, and will report throughout the year to the Audit Committee.

________________________________________________________________________________

      PROPOSAL III -- APPROVAL OF AN AMENDMENT TO THE BYLAWS TO REDUCE THE
                 STOCKHOLDER VOTE REQUIRED TO AMEND THE BYLAWS
________________________________________________________________________________

     The Board of Directors proposes to amend the Bylaws to lower the stockholder vote required to amend the Bylaws from 80% to 66 2/3%. Specifically, the Board of Directors proposes that stockholders approve an amendment to
Article XII, Section 1 of the Bylaws so that the first sentence will read as follows:

               Except as otherwise provided in the Articles of Incorporation, the Bylaws may be amended by the stockholders of the Corporation by an affirmative vote of 66 2/3% of all the votes entitled to be cast on the matter.

     In addition, in order to clarify a possible ambiguity in the Bylaws, the Board of Directors also proposes to amend paragraph (c) of Article II, Section 10 (which states that matters submitted to stockholders for a vote may generally be approved by a majority of the votes cast) to include a general exception for actions for which a higher vote is specified in the Bylaws. As amended, Article II, Section 10(c) would read as follows:

               All other corporate actions, unless otherwise indicated herein, shall be authorized by a majority of the votes cast.

     Purpose and Effect of Proposal. The proposed amendment would reduce the vote required to amend the Bylaws from the current 80% of shares outstanding to 66 2/3% of shares outstanding. The Board of Directors is proposing the amendment in order to make it less difficult to amend the Bylaws. With the Company's broad stockholder base, it is difficult to obtain the 80% vote required to amend the Bylaws. In order to ensure that the Company is able to amend its Bylaws in the future to keep pace with the evolving nature of the Company and market and regulatory changes, the Board of Directors is seeking to reduce the vote required for amendments to a level that it believes will be easier to obtain. This Proposal, if adopted, will not allow the Company to amend the Bylaws by action of the Board of Directors alone. If this Proposal is adopted, future amendments to the Bylaws will remain subject to stockholder approval. In addition, amendments to the Articles of Incorporation will continue to require the approval of 80% of the outstanding shares.

     Stockholder Vote Required to Approve the Amendment. Approval of these amendments to the Bylaws will require the affirmative vote of not less than 80% of the outstanding shares of Common Stock. Since the required vote is based on the number of shares outstanding, an abstention, failure to vote or broker non-vote has the same effect as a vote against this Proposal. The Board of Directors has unanimously approved these proposed amendments to the Bylaws. The Board of Directors believes that the reduction in the vote required to amend the Bylaws is in the best interests of the Company and its stockholders and unanimously recommends a vote FOR these amendments to the Bylaws.

________________________________________________________________________________

                                  OTHER MATTERS
________________________________________________________________________________

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the named proxies.


________________________________________________________________________________

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________________________

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock ("Reporting Person") are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based on the Company's review of such reports which the Company received during the last fiscal year, or written representations from Reporting Persons that no annual report of change in beneficial ownership was required, the Company believes that, with respect to the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements.

________________________________________________________________________________

                                  MISCELLANEOUS
________________________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

     The Company's 2002 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date with this Proxy Statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A copy of the Company's Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission will be furnished without charge to stockholders as of the Record Date upon written request to Chief Financial Officer, Glen Burnie Bancorp, 101 Crain Highway, S.E., Glen Burnie, Maryland 21061.


________________________________________________________________________________

                              STOCKHOLDER PROPOSALS

________________________________________________________________________________

     Any stockholder desiring to present a proposal at the 2004 Annual Meeting of Stockholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 101 Crain Highway, S.E., Glen Burnie, Maryland 21061, in time to be received by December 9, 2003. The persons designated by the Company to vote proxies given by stockholders in connection with the Company's 2004 Annual Meeting of Stockholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company's 2004 proxy statement with respect to which the Company has received written notice no later than February 22, 2004 that a stockholder (i) intends to present such matter at the 2004 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the shares of Common Stock required to approve the matter. If a stockholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2004 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Dorothy A. Abel
                                        SECRETARY

Glen Burnie, Maryland
April 8, 2003

|X| PLEASE MARK VOTES           REVOCABLE PROXY
    AS IN THIS EXAMPLE        GLEN BURNIE BANCORP
                      2003 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints F. William Kuethe, John E. Demyan, and William N. Scherer, Sr., or a majority of them, with full powers of substitution, as attorneys-in-fact and agents for the undersigned, to vote all shares of Common Stock of Glen Burnie Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at La Fontaine Bleu, 7514 Ritchie Highway, Glen Burnie, Maryland on Thursday, May 8, 2003 at 2:00 p.m., Eastern Time (the "Annual Meeting"), and at any and all adjournments thereof, as indicated below and as determined by a majority of the named proxies with respect to any other matters presented at the Annual Meeting.

                                                                                          VOTE               FOR
                                                                        FOR             WITHHELD            EXCEPT
                                                                        ---             --------            ------
1.  To elect as directors all nominees listed below:                    [ ]                [ ]               [ ]
        Charles L. Hein
        Alan E. Hahn
        Shirley E. Boyer
        John I. Young

INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY LISTED NOMINEE,  MARK THE FOR EXCEPT
BOX  AND   INSERT   THAT   NOMINEE'S   NAME   ON  THE   LINE   PROVIDED   BELOW.
------------------------------------------------------------------------------------------------------------------------

                                                                        FOR              AGAINST           ABSTAIN
                                                                        ---              -------           -------
2. To authorize  the Board of Directors to select  auditors for         [ ]                [ ]               [ ]
    the 2002 fiscal year

------------------------------------------------------------------------------------------------------------------------
                                                                        FOR              AGAINST           ABSTAIN
                                                                        ---              -------           -------
3. To  approve  the  amendments  to the  Bylaws of the  Company reduce the  stockholder  vote  required to amend the Bylaws from 80% to 66 2/3% of all  votes  entitled  to be cast and
    other conforming amendment.                                         [ ]                [ ]               [ ]

The Board of Directors recommends a vote "FOR" the above listed propositions.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CHECK THIS BOX         [ ]

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES AND FOR PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE NAMED PROXIES. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Please be sure to sign and date this Proxy here:

----------------------------   -----------------   -----------------------------
Stockholder sign above         Date                Co-holder (if any) sign above

               Detach above card, sign, date and mail in postage
                            paid envelope provided.

                               GLEN BURNIE BANCORP

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The above signed hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the above signed. The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice and a proxy statement and a 2002 Annual Report to stockholders for the annual meeting.

Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED


                                    --------